Exhibit T3C(5)

BOART LONGYEAR MANAGEMENT PTY LIMITED,
as Issuer,

the Guarantors party hereto,

and

DELAWARE TRUST COMPANY,
as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of August 31, 2017

1.50% Subordinated PIK Notes due 2022

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE, dated as of August 31, 2017 (this “Fourth Supplemental Indenture”), among BOART LONGYEAR MANAGEMENT PTY LIMITED, a corporation incorporated under the laws of the Commonwealth of Australia (the “Issuer”), the Guarantors, and DELAWARE TRUST COMPANY (as successor to U.S. Bank National Association) as trustee (the “Trustee”)).  Terms used herein which are defined in the Indenture (as hereinafter defined) shall have the respective meanings assigned to them in the Indenture.

RECITALS

WHEREAS, the Issuer, Boart Longyear Limited (the “Parent”), certain Guarantors and U.S. Bank National Association entered into an indenture, dated as of March 28, 2011, as supplemented by the first supplemental indenture dated as of June 14, 2013, the second supplemental indenture dated as of September 27, 2013 and the third supplemental indenture dated as of April 2, 2017 (the “Indenture”), pursuant to which the Issuer issued $300,000,000 in aggregate principal amount of its 7% Senior Notes due 2021; and

WHEREAS, the Parent, the Issuer, the Subsidiary Guarantors and the New Subsidiary Guarantor executed a deed poll dated May 12, 2017, the Trustee executed a deed poll dated August 23, 2017 and the Supreme Court of New South Wales approved a scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) (the “Scheme”) between the Parent, the Issuer, certain Subsidiary Guarantors and the Holders of the Securities which became effective on August 23, 2017, by operation of which the Parent, the Issuer, the Subsidiary Guarantors, the New Subsidiary Guarantor, the Holders of the Securities and the Trustee, in accordance with the instructions of the Holders of the Securities given by operation of the Scheme pursuant to the Court’s order and the Corporations Act 2001 (Cth), are entering into this Fourth Supplemental Indenture; and

WHEREAS, in connection with the Restructuring Support Agreement and pursuant to the Scheme, on or about the Reissue Date, the parties have entered into a new asset-based lending facility comprised of a revolving asset-based lending facility by and among PNC Bank, National Association, as lender and agent, the Issuer and the Subsidiary Guarantors, and a term loan facility by and among the Issuer, the Parent, the Subsidiary Guarantors, the Purchasers (as defined therein)  party thereto and Wilmington Trust, National Association, as agent, to replace the Existing ABL (as defined below); and

WHEREAS, all acts and things prescribed by law and by the articles of incorporation and bylaws of the Issuer and the Trustee necessary to make this Fourth Supplemental Indenture a valid instrument legally binding on the Issuer and the Trustee, in accordance with its terms, have been done and performed.

NOW, THEREFORE, in consideration of the premises hereof and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders from time to time of the Securities, as follows:

ARTICLE I

RATIFICATION AND CONFIRMATION OF THE INDENTURE

This Fourth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.  Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

ARTICLE II

EFFECTIVENESS

Each of the Issuer, the Parent and the Guarantors, represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture have been satisfied in all respects.

This Fourth Supplemental Indenture shall become effective upon execution and delivery by each of the Issuer, the Guarantors and the Trustee.

The amendments set forth in Article III hereof shall become operative in respect of the Securities, and the terms of the Indenture and each Global Security shall be waived, amended, supplemented, modified or deleted as provided for in Article III below upon execution of this Fourth Supplemental Indenture.

ARTICLE III

INDENTURE AMENDMENTS

Subject to Article II hereof, the Indenture is hereby amended as follows:

A.	All references in the Indenture and Exhibit 1 to “7% Senior Notes Due 2021” shall be amended to “1.50% Subordinated PIK Notes due 2022”;

B.	The Stated Maturity of the Securities is hereby changed from “April 1, 2021” to “December 31, 2022”;

C.
All references to minimum denominations with respect to redemption of Securities in the Indenture, including with respect to the selection of any Securities to be redeemed pursuant to Sections 4.06 and 4.09, and Exhibit 1 shall be changed from minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000 to Securities in denominations of at least $2,000, or integral multiples of $1 in excess thereof;

D.	The definition of “Change of Control” is hereby amended by deleting the period at the end thereof and inserting the text: “;

provided, however, that no merger or amalgamation of the Issuer or the Parent with or into another person effected to change the domicile of the Issuer or the Parent, as applicable, shall be a Change of Control; and provided further, that the foregoing definition of “Change of Control” shall apply only to such events occurring after August 31, 2017.”

E.	The definition of “Initial Securities” shall be amended and restated in its entirety as follows:

““Initial Securities” means $88,881,650 aggregate principal amount of 1.50% Subordinated PIK Notes due 2022 issued on the Reissue Date.”

F.	The following definitions shall be added to Section 1.01:

(1)
“12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022” means the 12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022 issued under that indenture, dated as of September 27, 2013, among the Issuer, each of the subsidiary guarantors named therein and U.S. Bank National Association, as trustee thereunder, as supplemented by the first supplemental indenture thereto, dated as of August 31, 2017.

(2)	“Designated Senior Indebtedness” means the Term Loan A Securities, the Term Loan B Securities and the 12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022.

(3)
“Existing ABL” means the Revolving Credit and Security Agreement, dated as of May 29, 2015, among PNC Bank, National Association, as lender and agent, Boart Longyear Management Pty Limited and the guarantors party thereto, as amended by the First Amendment to Revolving Credit and Security Agreement, dated as of April 2, 2017.

(4)	“New Money ABL” means a new revolving asset-based lending facility being entered into by the Issuer on or about the Reissue Date to replace the Existing ABL.

(5)	“Payment Default” has the meaning specified in Section 12.03.

(6)
“Permitted Junior Securities” means unsecured debt or Equity Interests of the Issuer or any Guarantor or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Issuer or any Guarantor, as applicable, that are subordinated to the payment of all then outstanding Senior Indebtedness of the Issuer or any Guarantor, as applicable (and any debt securities issued in exchange for Senior Indebtedness), at least to the same extent that the Securities and the Guarantee thereof are subordinated to the payment of the Designated Senior Indebtedness and guarantees thereof, as applicable, on the Reissue Date, so long as to the extent that any Senior Indebtedness of the Issuer or any Guarantor, as applicable, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

(7)	“PIK Interest” has the meaning specified in Exhibit 1.

(8)	“PIK Payment” has the meaning specified in Section 2.01(a).

(9)
“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness, as applicable; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

(10)	“Reissue Date” means August 31, 2017.

(11)
“Secured Term Loan Interest” means (a) Obligations (as defined in the Term Loan A Securities Agreement as of the Reissue Date) owed under the Term Loan A Securities in excess of $85 million and (b) Obligations (as defined in the Term Loan B Securities Agreement as of the Reissue Date) owed under the Term Loan B Securities in excess of $105 million, up to, in the aggregate for clauses (a) and (b), the Secured Term Loan Interest Amount.

(12)	“Secured Term Loan Interest Amount” means, as of any date of determination, the sum of:

(a)	The greater of (x) zero dollars and (y):

(i)	the amount of Permitted Indebtedness permitted to be outstanding under Section 4.03(b)(16)(i) hereof (which for clarification purposes is $35,000,000 as of the Reissue Date) minus

(ii)	advances (including revolving advances and letters of credit, if any, and equivalent concepts) drawn under the New Money ABL; and

(b)	the greater of (x) zero dollars and (y):

(i)
$385 million dollars (representing the sum of the principal amounts outstanding (not including any accrued, accreted and/or capitalized interest) immediately prior to the Reissue Date of (I) the 12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022, (II) the Term Loan A Securities and (III) the Term Loan B Securities) less

(ii)
as of such date of determination, the sum of (I) principal amounts then outstanding (not including any accrued, accreted and/or capitalized interest, whether or not accrued, accreted and/or capitalized before, on or after the Reissue Date) of (A) the 12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022, (B) the Term Loan A Securities and (C) the Term Loan B Securities and (II) commitments, whether or not drawn, under the New Money ABL in excess of $75 million (except to the extent that such commitments are or would be secured by Permitted Liens described in clause (26) of the definition thereof).

(13)
“Term Loan A Securities” has the meaning given in Section 2.01 of the Term Loan A Securities Agreement (as read without giving effect to any amendment to the Term Loan A Securities Agreement subsequent to the Reissue Date to the extent that such amendment would increase the amount of Term Loan A Securities by an amount in excess of 20% of the face value as of the Reissue Date, increase the Applicable Premium (as defined therein), increase the Applicable Rate (as defined therein) by more than 200 basis points if such increase is not paid in cash, change the manner by which interest is paid thereunder, shorten the Maturity Date (as defined therein) or modify the terms of Sections 8.01 or 8.02 (as in effect on the Reissue Date)).

(14)
“Term Loan A Securities Agreement” means the Loan A Securities Agreement, dated as of October 22, 2014, among the Issuer, the guarantors party thereto, and Wilmington Trust, National Association, as administrative agent, as amended from time to time.

(15)
“Term Loan B Securities” means has the meaning given in Section 2.01 of the Term Loan B Securities Agreement (as read without giving effect to any amendment to the Term Loan B Securities Agreement subsequent to the Reissue Date to the extent that such amendment would increase the amount of Term Loan B Securities by an amount in excess of 20% of the face value as of the Reissue Date, increase the Applicable Premium (as defined therein), increase the Applicable Rate (as defined therein) by more than 200 basis points if such increase is not paid in cash, change the manner by which interest is paid thereunder, shorten the Maturity Date (as defined therein) or modify the terms of Sections 8.01 or 8.02 (as in effect on the Reissue Date)).

(16)
“Term Loan B Securities Agreement” means the Term Loan B Securities Agreement, dated as of October 22, 2014, among the Issuer, the guarantors party thereto, and Wilmington Trust, National Association, as administrative agent, as amended from time to time.

G.
The first sentence of Section 1.03 is hereby amended and restated as follows: “This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture; provided, however, that for the avoidance of doubt, Sections 315(d)(3) and 316(a) of the TIA are hereby expressly excluded.”

H.	Clause (1) of Section 4.03(b) shall be amended and restated in its entirety as follows:

“(1) (A) Indebtedness Incurred pursuant to any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1)(A) and then outstanding does not exceed $385 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.06(c)(1); and (B) Indebtedness constituting Obligations (as defined in the Term Loan A Securities Agreement as of the Reissue Date) owed under the Term Loan A Securities in excess of $85 million and Obligations (as defined in the Term Loan B Securities Agreement as of the Reissue Date) owed under the Term Loan B Securities in excess of $105 million and Refinancings thereof;”

I.	Clause (3) of Section 4.03(b) shall be amended and restated in its entirety as follows:

“(3) the Securities (including for the avoidance of doubt, any increase in principal amount reflecting PIK Interest in accordance with the terms of the Indenture) and the Subsidiary Guarantees;”

J.	Clauses (16) and (17) of Section 4.03(b) shall be amended and restated in their entirety as follows:

“(16) (i) Indebtedness Incurred by the Parent or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding which, when taken together with all other Indebtedness of the Parent and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Coverage Indebtedness incurred pursuant to Section 4.03(a) above and Permitted Indebtedness Incurred pursuant to clauses (1) through (15) and (17) through (19) of this Section 4.03(b), and clause (ii) hereof) does not exceed $35 million, and (ii) Indebtedness Incurred pursuant to the New Money ABL; provided, that immediately before giving effect to any such Incurrence under the foregoing clause (ii), the aggregate principal amount of all Indebtedness then outstanding under the New Money ABL is at least $35 million; and provided further, that immediately after giving effect to any such Incurrence under the foregoing clause (ii), the aggregate principal amount of all Indebtedness then outstanding under the New Money ABL does not exceed the sum of (I) $75 million plus (II) an amount equal to the lesser of (1) $25 million and (2) the greater of (A) zero and (B) $385 million minus, as of the time of determination, principal amounts then outstanding (not including any accrued, accreted and/or capitalized interest, whether accrued, accreted and/or capitalized before, on or after the Reissue Date) of the Term Loan A Securities, Term Loan B Securities and/or the 12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022;

(17) (A) unpaid interest on the 12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022 accrued through December 31, 2016, in an amount not exceeding $5,850,000, and (B) unpaid accreted and capitalized interest on the 12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022 from January 1, 2017 through December 31, 2018, in an amount not exceeding $52,300,451”

K.	New clauses (18) and (19) shall be added to Section 4.03(b) as follows:

“(18) Indebtedness constituting existing and future fees and expenses owing to holders of the 12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022 and lenders under the New Money ABL pursuant to the terms of those instruments.  For the avoidance of doubt, no principal, premium or interest shall constitute Permitted Indebtedness pursuant to this clause (18); and

(19) Indebtedness Incurred by the Parent or any of its Restricted Subsidiaries, which for the avoidance of doubt shall not include any accreted and/or capitalized interest under the Term Loan A Securities or the Term Loan B Securities; provided, that immediately before giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (19) and then outstanding, when taken together with all other Indebtedness Incurred by the Parent and its Restricted Subsidiaries (other than Coverage Indebtedness incurred pursuant to Section 4.03(a) above and Permitted Indebtedness Incurred pursuant to clauses (1) through (18) of this Section 4.03(b)) does not exceed $40 million; and provided further, that prior to such Incurrence:

(a) on or before December 31, 2018, a meeting of the shareholders of a successor to the Parent (or the Parent, if the Parent is the surviving entity following a redomiciliation to a jurisdiction outside Australia) shall have been held to vote on the approval of any merger or amalgamation with, acquisition of, scheme of arrangement or other similar transaction effectuating a business combination involving such successor, or the sale in one transaction or a series of related transactions involving all or substantially all of such successor’s assets, in each case, whether or not the successor continues or survives following such transaction, if the purchase price in such merger, amalgamation, acquisition, business combination or sale implied a total enterprise value of the Parent and each of its Subsidiaries, in the aggregate, of less than $750 million;

(b) such approval required the affirmative vote of the holders of 75% of the common stock of such successor (or, as applicable, the Parent) then issued and outstanding; and

(c) such approval was not obtained.”

L.	Clause (7) of the definition of “Permitted Liens” shall be amended and restated in its entirety as follows:

“Liens to secure (A) Indebtedness Incurred under the New Money ABL and any Refinancing thereof, (B) Indebtedness (which, for the avoidance of doubt, shall not include any accreted and/or capitalized interest) outstanding under (1) the 12.0% / 10.0% Senior Secured PIK Toggle Notes due 2022 and any Refinancing thereof (in the aggregate, in an amount up to but not exceeding $195 million), (2) the Term Loan A Securities and any Refinancing thereof (in the aggregate, in an amount up to but not exceeding $85 million) and (3) the Term Loan B Securities and any Refinancing thereof (in the aggregate, in an amount up to but not exceeding $105 million) and (C) Secured Term Loan Interest and any Refinancing thereof (in the aggregate, in an amount up to but not exceeding the Secured Term Loan Interest Amount); provided that, the sum of the amounts described in the foregoing clauses (A) through (C) shall not exceed $460 million;”

M.	Clause (16) of the definition of “Permitted Liens” is hereby amended by deleting “(7),” in the two instances where it appears;

N.	Clause (23) of the definition of “Permitted Liens” shall be amended and restated in its entirety as follows:

“(23) [reserved];

O.	Clause (24) of the definition of “Permitted Liens” shall be amended and restated in its entirety as follows:

“(24) Liens to secure the Indebtedness described in Section 4.03(b)(17); and”

P.	A new “Clause (25)” shall be added to the definition of “Permitted Liens” as follows:

“(25) Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(18).”

Q.	A new “Clause (26)” shall be added to the definition of “Permitted Liens” as follows:

“(26) Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(19).”

R.	Section 2.01 of the Indenture shall be amended and restated in its entirety as follows:

“(a) Form and Dating. The Securities will be substantially in the form of Exhibit 1 hereto (the “Appendix”). The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security will be dated the date of its authentication. The Securities shall be issued in minimum denominations of $2,000 and any integral multiples of $1 in excess thereof.  The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.   However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

In connection with the payment of PIK Interest in respect of the Securities, the outstanding principal amount of the Securities shall be increased through the capitalization of such interest thereon (the “PIK Payment”). Unless the context requires otherwise, references to the “principal” or “principal amount” of Securities, including for purposes of calculating any redemption price or redemption amount, includes any increase in the principal amount of the Securities as a result of a PIK Payment.

(b) Global Securities.  Securities issued in global form will be substantially in the form of Exhibit A hereto (including the Legend thereon and the “Schedule of Increases or Decreases in the Global Security” attached thereto). Securities issued in definitive form will be substantially in the form of Exhibit 1 hereto (but without the Legend thereon and without the “Schedule of Increases or Decreases in the Global Security” or the “Schedule of Increases or Decreases in the Regulation S Temporary Global Security” attached thereto). Each Global Security will represent such of the outstanding Securities as will be specified therein and each shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and PIK Payments. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in the case of an increase resulting from a PIK Payment, in accordance with the applicable provisions hereof.”

S.	Section 2.02 of the Indenture shall be amended and restated in its entirety as follows:

“Execution and Authentication. Two Officers shall sign the Securities by manual signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated and delivered under this Indenture

The Trustee will, upon receipt of a written order of the Issuer signed by two Officers (an “Authentication Order”), authenticate Securities for original issue that may be validly issued under this Indenture. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Reissue Date, shall certify that such issuance is in compliance with Section 4.03. The aggregate principal amount of the Securities that may be issued under this Indenture may not exceed $88,881,650 (exclusive of Securities issued pursuant to Sections 2.06, 2.07 or 2.09); provided that nothing in this sentence shall restrict the payment of PIK Payments (or the increasing of the principal amount of the Securities in connection with the payment of PIK Payments).

On any Interest Payment Date (as defined in Exhibit 1) on which the Issuer pays PIK Interest with respect to a Security, the principal amount of such Security shall be increased by an amount equal to the interest payable, rounded up to the nearest $1, for the relevant interest period on the principal amount of such Security as of the relevant record date for such Interest Payment Date, to the credit of the Holders on such record date, pro rata in accordance with their interests or, if applicable, otherwise in accordance with the procedures of the Depository, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Security) with respect to such Security, by the Trustee or the Custodian, to reflect such increase. In connection with any payment of PIK Interest, no later than two (2) Business Days prior to the relevant Interest Payment Date, the Issuer shall deliver to the Trustee and the Paying Agent (if other than the Trustee) written notification, executed by two Officers, setting forth the amount of PIK Interest to be paid on such Interest Payment Date and directing the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Securities in accordance with this paragraph, which notification the Trustee and Paying Agent shall be entitled to rely upon.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.”

T.	All references in Sections 1.04(10) and 2.13 of the Indenture to the “Issue Date” are hereby amended to be references to the “Reissue Date”;

U.	Section 4.01 of the Indenture shall be amended and restated in its entirety as follows:

“Payment of Securities. The Issuer shall promptly pay or cause to be paid the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture, including any additional interest required to be paid as a result of the operation of Paragraph 1 of Exhibit 1 hereto. Principal shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture (as of 1:00 p.m., New York City time, on the due date) money deposited by the Issuer in immediately available funds sufficient to pay all principal then due. PIK Interest shall be considered paid on the date due in accordance with the terms hereof and of the Securities, when the principal amount of the applicable Securities is increased in an amount equal to the amount of the applicable PIK Interest. The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.”

V.
Section 4.06(d) of the Indenture is hereby amended by (i) deleting the phrase “Section 4.06(b)” and inserting the phrase “Section 4.06(c)” in lieu thereof and (ii) deleting the phrase “30 days” and inserting the phrase “15 Business Days” in lieu thereof;

W.	Section 5.01(a)(1) of the Indenture shall be amended and restated as follows:

(1)
either (i) the Parent is the surviving or continuing Person or (ii) the resulting, surviving or transferee Person, if not the Parent (the “Successor Parent”) shall be organized or existing under the laws of (A) the United States, Canada, the Cayman Islands, Bermuda, and in each case any jurisdiction of the foregoing, or (B) Mexico, Australia, Switzerland, the United Kingdom or any other country that is a member country of the European Union on the Reissue Date, and in each case any jurisdiction of the foregoing, so long as (in the case of this sub-clause (B)) as a result thereof no holder of Securities (at the time when the documents effecting such transaction become binding on the Parent) is reasonably expected (at the time of such transaction) to be subject to withholding tax (unless Additional Amounts are payable) with respect to payments on the Securities; provided that in each case, (I) the Issuer shall take, or shall cause to be taken such steps, including the transfer or contribution of assets to, from or among the Issuer or any Guarantors, so that after giving effect to such transfers or contributions, no Guarantor shall be prohibited, whether as a result of tax consequences or otherwise, from providing guarantees with respect to the Securities, and (II) the guaranty provided to the Trustee after giving effect to such transaction including to cause the Issuer or any Guarantor that after giving effect to such transaction has not been adversely affected, and the Successor Parent (if not the Parent) shall expressly assume, by an indenture supplemental thereto, all the obligations of the Parent under the Securities and this Indenture; provided that the conditions described in the foregoing clauses (I) and (II) may be waived by the Holders of not less than a majority in principal amount of the Securities;

X.	Section 5.01(b)(1) of the Indenture shall be amended and restated as follows:

(1)
either (i) the Issuer is the surviving or continuing Person or (ii) the resulting, surviving or transferee Person, if not the Issuer (the “Successor Issuer”) shall be organized or existing under the laws of (A) the United States, Canada, the Cayman Islands, Bermuda, and in each case any jurisdiction of the foregoing, or (B) Mexico, Australia, Switzerland, the United Kingdom or any other country that is a member country of the European Union on the Reissue Date, and in each case any jurisdiction of the foregoing, so long as (in the case of this sub-clause (B)) as a result thereof no holder of Securities (at the time when the documents effecting such transaction become binding on the Issuer) is reasonably expected (at the time of such transaction) to be subject to withholding tax (unless Additional Amounts are payable) with respect to payments on the Securities; provided that, in each case, (I) the Issuer and Successor Issuer shall take, or shall cause to be taken such steps, including the transfer or contribution of assets to, from or among the Issuer, Successor Issuer or any Guarantors, so that after giving effect to such transfers or contributions, no Guarantor shall be prohibited, whether as a result of tax consequences or otherwise, from providing guarantees with respect to the Securities, and (II) the guaranty provided to the Trustee after giving effect to such transaction including to cause the Issuer, the Successor Issuer or any Guarantor that after giving effect to such transaction has not been adversely affected, and the Successor Issuer (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, all the obligations of the Issuer under the Securities and this Indenture; provided that the conditions described in the foregoing clauses (I) and (II) may be waived by the Holders of not less than a majority in principal amount of the Securities;

Y.	Section 5.01(c)(1) of the Indenture shall be amended and restated as follows:

“either (i) such Subsidiary Guarantor is the surviving or continuing Person or (ii) the resulting, surviving or transferee Person (if not such Guarantor) shall be organized or existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of (A) the United States, Canada, the Cayman Islands, Bermuda, and in each case any jurisdiction of the foregoing, or (B) Mexico, Australia, Switzerland, the United Kingdom or any other country that is a member country of the European Union on the Reissue Date, and in each case any jurisdiction of the foregoing, so long as (in the case of this sub-clause (B)) as a result thereof no holder of Securities (at the time when the documents effecting such transaction become binding on the Issuer) is reasonably expected (at the time of such transaction) to be subject to withholding tax (unless Additional Amounts are payable) with respect to payments on the Securities; and such Person (if not such Guarantor) shall expressly assume, by a supplemental indenture or Guarantee Agreement, all the obligations of such Subsidiary Guarantor, if any, under its Subsidiary Guarantee (the “Successor Guarantor”); provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Parent or a Restricted Subsidiary), whether through a merger, amalgamation, consolidation or sale of Equity Interests or assets or (y) that, as a result of the disposition of all or a portion of its Equity Interests, ceases to be a Subsidiary, in both cases, if in connection therewith the Parent provides an Officers’ Certificate to the Trustee to the effect that the Parent shall comply with its obligations under Section 4.06 in respect of such disposition;”

Z.	Section 6.02 of the Indenture shall be amended by deleting the words “April 1, 2021” and inserting the words “December 31, 2022” in lieu thereof;

AA.	Clause (9) of Section 9.01 shall be amended by removing “and” at the end thereof;

BB.	Clause (10) of Section 9.01 shall be amended by removing “.” at the end thereof and adding “; and”

CC.	A new “Clause (11)” shall be added at the end of Section 9.01 as follows:

“(11) in order to change the Person that is the Issuer or change the Person that is the Parent, or any Person that is a Guarantor so long as (A) such successor (i) expressly assumes, by indenture supplemental hereto, executed and delivered by such entity, the due and punctual payment of the principal of and interest and premium, if any, in each case in the same manner as its predecessor, on all the Securities, according to their tenor, and the due and punctual performance and observance of all other obligations to the Holders of Securities and the Trustee under this Indenture; (ii) is organized and validly existing under the laws of (x) the United States or any jurisdiction thereof, Canada, Cayman Islands, Bermuda, and in each case any jurisdiction of the foregoing, or (y) Mexico, Australia, Switzerland, the United Kingdom or any other country that is a member country of the European Union on the Reissue Date, and in each case any jurisdiction of the foregoing so long as (in the case of this sub-clause (y)) as a result thereof no holder of Securities (at the time when documents effecting such transaction become binding on the Issuer or Parent, as applicable) is reasonably expected (at the time of such transaction) to be subject to withholding tax (unless Additional Amounts are payable) with respect to payments on the Securities; and (iii) owns, or one or more Guarantors of the Securities shall, when taken together with the Issuer and the Parent, own, directly or indirectly, substantially all the assets held directly and/or indirectly by the Parent or Issuer, as the case may be, immediately prior to such amendment; and (B) as a result of any such transaction described in clause (A) above, (I) the Issuer shall, or shall cause to be taken such steps, including the transfer or contribution of assets to, from or among the Issuer or any Guarantors, so that after giving effect to such transfers or contributions, no Guarantor shall be prohibited, whether as a result of tax consequences or otherwise, from providing guarantees with respect to the Securities, and (II) the rights of Holders under this Indenture with respect to the guaranty provided to the Trustee after giving effect to such transaction has not been adversely affected; provided that the conditions described in the foregoing clauses (I) and (II) may be waived by the Holders of not less than a majority in principal amount of the outstanding Securities. For the avoidance of doubt, the changes permitted herein may be effected by an exchange of the existing debt under this Indenture and the Securities for debt with the same terms, provided that such terms may vary to the extent such terms could be effected by amendment to this Indenture pursuant to this Section 9.01 without the consent of the Holders and in such event no consent of Holders shall be required for any such amendment or modification of the Indenture and the Securities to permit the foregoing.”

DD.	Section 9.03 of the Indenture shall be amended and restated as follows:

“9.03 [Reserved]”

EE.	Section 11.02 of the Indenture shall be amended to revise the contact information for the Trustee as follows:

Delaware Trust Company
251 Little Falls Drive
Wilmington, DE 19808
Attention: Trust Administration
Facsimile: 302-636-8666

FF.	Section 11.06 of the Indenture shall be amended and restated as follows:

When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Affiliate that the Issuer controls shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver, or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

GG.	The Indenture shall be amended to add new Article 12 in its entirety as follows:

“ARTICLE 12

SUBORDINATION

Section 12.01. Agreement To Subordinate.

The Issuer agrees, and each Holder by accepting a Security agrees, that the payment of all Obligations owing in respect of the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of the Designated Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Designated Senior Indebtedness. Only Indebtedness of the Issuer that is Designated Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 12 shall be subject to Section 12.12.

Section 12.02. Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a reorganization of or similar proceeding relating to the Issuer or its property:

(i) the holders of Designated Senior Indebtedness shall be entitled to receive payment in full in cash of such Designated Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Designated Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders of the Securities shall be entitled to receive any payment; and

(ii) until the Designated Senior Indebtedness is paid in full in cash, any payment or distribution to which Holders of the Securities would be entitled but for the subordination provisions of this Indenture shall be made to holders of such Designated Senior Indebtedness as their interests may appear, except that Holders of the Securities may receive and retain (x) Permitted Junior Securities and (y) payments or deposits made pursuant to Article 8 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating the subordination provisions described herein; and

(iii) if a distribution is made to Holders of the Securities that, due to the subordination provisions, should not have been made to them, such Holders of the Securities are required to hold it in trust for the holders of Designated Senior Indebtedness and pay it over to them as their interests may appear.

Section 12.03. Default on Designated Senior Indebtedness.

The Issuer shall not pay principal of, premium, if any, or interest on the Securities (or pay any other Obligations relating to the Securities, including fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to Article 8 hereof and may not purchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) (except that Holders of the Securities may receive and retain (x) Permitted Junior Securities and (y) payments or deposits made pursuant to Article 8), if either of the following occurs (a “Payment Default”):

(i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due, or

(ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Issuer shall be entitled to pay the Securities without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer shall not pay the Securities (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter, unless earlier terminated as provided below. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice; (ii) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated Senior Indebtedness have been repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 12.03 and Section 12.02 hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default exists, the Issuer shall be permitted to resume paying the Securities after the end of such Payment Blockage Period (including any missed payments). The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to the Designated Senior Indebtedness during such period. However, in no event shall the total number of days during which any Payment Blockage Period or Periods on the Securities is in effect exceed 179 days in the aggregate during any consecutive 360-day period. Notwithstanding the foregoing, however, no default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions of the Designated Senior Indebtedness under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

Section 12.04. Acceleration of Payment of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Issuer or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 12. If any Designated Senior Indebtedness is outstanding, the Issuer may not pay the Securities until five Business Days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Indenture otherwise permits payment at that time.

Section 12.05. When Distribution Must Be Paid Over.

If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Designated Senior Indebtedness, and pay it over to them as their interests may appear.

Section 12.06. Subrogation.

After all Designated Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of such Designated Senior Indebtedness to receive distributions applicable to such Designated Senior Indebtedness. A distribution made under this Article 12 to holders of such Designated Senior Indebtedness which otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on such Designated Senior Indebtedness.

Section 12.07. Relative Rights.

This Article 12 defines the relative rights of Holders and holders of Designated Senior Indebtedness. Nothing in this Indenture shall:

(i) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

(ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Designated Senior Indebtedness to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Designated Senior Indebtedness as set forth herein; or

(iii) affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Designated Senior Indebtedness.

Section 12.08. Subordination May Not Be Impaired by the Issuer.

No right of any holder of Designated Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuer or by their failure to comply with this Indenture.

Section 12.09. Rights of Trustee and Paying Agent.

Notwithstanding Section 12.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer at the corporate trust office of the Trustee receives notice satisfactory to him that payments may not be made under this Article 12; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of principal, premium, if any, interest, the redemption price, or the purchase price set forth in Section 4.09, as the case may be, in respect of any Security), the notice with respect to such money provided for in this Section 12.09 then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. The Issuer, a Representative, or any trustee of or agent thereof shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Designated Senior Indebtedness the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Designated Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Designated Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or any other Section of this Indenture.

Section 12.10. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Designated Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

Section 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Accelerate.

The failure to make a payment pursuant to the Securities by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

Section 12.12. Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to Article 8 hereof shall not be subordinated to the prior payment of any Designated Senior Indebtedness or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to the Issuer or any holder of Designated Senior Indebtedness or any other creditor of the Issuer; provided that the subordination provisions of this Article 12 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 hereof, as the case may be.

Section 12.13. Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Designated Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Designated Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

Section 12.14. Trustee To Effectuate Subordination.

A Holder by its acceptance of a Security agrees to be bound by this Article 12 and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Designated Senior Indebtedness as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 12.15. Trustee Not Fiduciary for Holders of Designated Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuer or any other Person, money or assets to which any holders of Designated Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

Section 12.16. Reliance by Holders of Designated Senior Indebtedness on Subordination Provisions.

Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Indebtedness, whether such Designated Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Designated Senior Indebtedness and such holder of such Designated Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Designated Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of Designated Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Designated Senior Indebtedness, or otherwise amend or supplement in any manner Designated Senior Indebtedness, or any instrument evidencing the same or any agreement under which Designated Senior Indebtedness are outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Designated Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Designated Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.”

H.	The Indenture shall be amended to add new Article 13 in its entirety as follows:

“ARTICLE 13

SUBORDINATION OF SECURITY GUARANTEES

Section 13.01. Agreement To Subordinate.

Each Guarantor agrees, and each Holder by accepting a Security agrees, that the obligations of such Guarantor under its Guarantee are subordinated in all respects, including right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full of Designated Senior Indebtedness guaranteed by such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Designated Senior Indebtedness. Only Indebtedness of such Guarantor that is a guarantee of Designated Senior Indebtedness shall rank senior to the obligations of such Guarantor under its Guarantee in accordance with the provisions set forth herein. All provisions of this Article 13 shall be subject to Section 13.12.

Section 13.02. Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a reorganization of or similar proceeding relating to such Guarantor or its property:

(1) the holders of Designated Senior Indebtedness guaranteed by such Guarantor shall be entitled to receive payment in full in cash of such Designated Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Designated Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders of the Securities shall be entitled to receive any payment; and

(2) until the Designated Senior Indebtedness guaranteed by such Guarantor are paid in full in cash, any payment or distribution to which Holders of the Securities would be entitled but for the subordination provisions of this Article 13 shall be made to holders of such Designated Senior Indebtedness as their interests may appear, except that Holders of the Securities may receive and retain (x) Permitted Junior Securities and (y) payments or deposits made pursuant to Article 8 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating the subordination provisions described herein; and

(3) if a distribution is made to Holders of the Securities that, due to the subordination provisions, should not have been made to them, such Holders of the Securities are required to hold it in trust for the holders of Designated Senior Indebtedness guaranteed by such Guarantor and pay it over to them as their interests may appear.

Section 13.03. Default on Designated Senior Indebtedness.

Guarantor shall not make any payment pursuant to its Guarantee (or pay any other Obligations relating to its Guarantee, including fees, costs, expenses, indemnities and rescission or damage claims) and may not purchase, redeem or otherwise retire any Securities (collectively, “pay its Guarantee”) (except that Holders of the Securities may receive and retain (x) Permitted Junior Securities and (y) payments or deposits made pursuant to Article 8), if either of the following occurs (a “Guarantor Payment Default”):

(1) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness guaranteed by such Guarantor occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness guaranteed by such Guarantor is not paid when due, or

(2) any other default on Designated Senior Indebtedness guaranteed by such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case, the Guarantor Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness have been paid in full in cash; provided, however, that such Guarantor shall be entitled to pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Indebtedness with respect to which the Guarantor Payment Default has occurred and is continuing.

During the continuance of any default (other than a Guarantor Payment Default) (a “Guarantor Non-Payment Default”) with respect to any Designated Senior Indebtedness guaranteed by Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guarantee (except in the form of Permitted Junior Securities) for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Guarantor and the Issuer) of written notice (a “Guarantee Blockage Notice”) of such Guarantor Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter unless earlier terminated as provided below. The Guarantee Payment Blockage Period shall end earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee, the relevant Guarantor and the Issuer from the Person or Persons who gave such Guarantee Blockage Notice; (ii) because the default giving rise to such Guarantee Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated Senior Indebtedness have been repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 13.03 and Section 12.02 hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness or a Guarantor Payment Default exists, the relevant Guarantor shall be permitted to resume paying its Guarantee after the end of such Guarantee Payment Blockage Period. Each Guarantor shall not be subject to more than one Guarantee Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness guaranteed by the relevant Guarantee during such period. However, in no event shall the total number of days during which any Guarantee Payment Blockage Period or Periods on a Guarantor is in effect exceed 179 days in the aggregate during any consecutive 360-day period. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantee Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Guarantee Blockage Notice, that, in either case, would give rise to a Guarantor Non-Payment Default pursuant to any provisions of the Designated Senior Indebtedness under which a Guarantor Non-Payment Default previously existed or was continuing shall constitute a new Guarantor Non-Payment Default for this purpose).

Section 13.04. Demand for Payment.

If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article 10 hereof, the Issuer, the Trustee or such Guarantor shall promptly notify the holders of the Designated Senior Indebtedness guaranteed by such Guarantor or the Representative of such Designated Senior Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 13. If any Designated Senior Indebtedness guaranteed by  a Guarantor is outstanding, such Guarantor may not pay its Guarantee until five Business Days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay its Guarantee only if this Indenture otherwise permits payment at that time.

Section 13.05. When Distribution Must Be Paid Over.

If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Designated Senior Indebtedness guaranteed by the relevant Guarantor and pay it over to them as their interests may appear.

Section 13.06. Subrogation.

After all Designated Senior Indebtedness guaranteed by a Guarantor is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of such Designated Senior Indebtedness to receive distributions applicable to such Designated Senior Indebtedness. A distribution made under this Article 13 to holders of such Designated Senior Indebtedness which otherwise would have been made to Holders is not, as between the relevant Guarantor and Holders, a payment by such Guarantor on such Designated Senior Indebtedness.

Section 13.07. Relative Rights.

This Article 13 defines the relative rights of Holders and holders of Designated Senior Indebtedness guaranteed by a Guarantor. Nothing in this Indenture shall:

(1) impair, as between such Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments under its Guarantee in accordance with its terms;

(2) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Guarantor under its obligations with respect to its Guarantee, subject to the rights of holders of Designated Senior Indebtedness guaranteed by such Guarantor to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Designated Senior Indebtedness as set forth herein; or

(3) affect the relative rights of Holders and creditors of such Guarantor other than their rights in relation to holders of Designated Senior Indebtedness.

Section 13.08. Subordination May Not Be Impaired by a Guarantor.

No right of any holder of Designated Senior Indebtedness guaranteed by a Guarantor to enforce the subordination of the obligations of such Guarantor under its Guarantee shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

Section 13.09. Rights of Trustee and Paying Agent.

Notwithstanding Section 13.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer at the corporate trust office of the Trustee receives notice satisfactory to him that payments may not be made under this Article 13; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of principal, premium, if any, interest, the redemption price or the purchase price set forth in Section 4.09, as the case may be, in respect of any Security), the notice with respect to such money provided for in this Section 13.09 then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. A Guarantor, a Representative, or any trustee of or agent hereof shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Designated Senior Indebtedness guaranteed by a Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 13 with respect to any Designated Senior Indebtedness guaranteed by a Guarantor which may at any time be held by it, to the same extent as any other holder of such Designated Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or any other Section of this Indenture

Section 13.10. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Designated Senior Indebtedness guaranteed by a Guarantor, the distribution may be made and the notice given to their Representative (if any).

Section 13.11. Article 13 Not To Prevent Events of Default or Limit Right To Demand Payment.

The failure of a Guarantor to make a payment pursuant to its Guarantee by reason of any provision in this Article 13 shall not be construed as preventing the occurrence of a default by such Guarantor under its Guarantee. Nothing in this Article 13 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Guarantor pursuant to Article 10 hereof.

Section 13.12. Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to Article 8 hereof shall not be subordinated to the prior payment of any Designated Senior Indebtedness guaranteed by any Guarantor or subject to the restrictions set forth in this Article 13, and none of the Holders shall be obligated to pay over any such amount to such Guarantor or any holder of Designated Senior Indebtedness guaranteed by such Guarantor or any other creditor of such Guarantor, provided that the subordination provisions of this Article 13 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 hereof, as the case may be.

Section 13.13. Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 13, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Designated Senior Indebtedness guaranteed by a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated Senior Indebtedness and other Indebtedness guaranteed by such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Indebtedness guaranteed by a Guarantor to participate in any payment or distribution pursuant to this Article 13, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Designated Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 13, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 13.

Section 13.14. Trustee To Effectuate Subordination.

A Holder by its acceptance of a Security agrees to be bound by this Article 13 and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Designated Senior Indebtedness guaranteed by a Guarantor as provided in this Article 13 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 13.15. Trustee Not Fiduciary for Holders of Designated Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated Senior Indebtedness guaranteed by a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or such Guarantor or any other Person, money or assets to which any holders of Designated Senior Indebtedness guaranteed by such Guarantor shall be entitled by virtue of this Article 13 or otherwise.

Section 13.16. Reliance by Holders of Designated Senior Indebtedness on Subordination Provisions.

Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Indebtedness guaranteed by a Guarantor, whether such Designated Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Designated Senior Indebtedness and such holder of such Designated Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Designated Senior Indebtedness guaranteed by a Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 13 or the obligations hereunder of the Holders to the holders of Designated Senior Indebtedness guaranteed by such Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Designated Senior Indebtedness guaranteed by such Guarantor, or otherwise amend or supplement in any manner Designated Senior Indebtedness guaranteed by such Guarantor, or any instrument evidencing the same or any agreement under which Designated Senior Indebtedness guaranteed by such Guarantor are outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Designated Senior Indebtedness guaranteed by such Guarantor; (iii) release any Person liable in any manner for the payment or collection of Designated Senior Indebtedness guaranteed by such Guarantor; and (iv) exercise or refrain from exercising any rights against such Guarantor and any other Person.”

ARTICLE IV

GLOBAL SECURITY AMENDMENTS

Each Global Security, with effect on and from the date hereof and subject to becoming operative, pursuant to Article II hereof shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture, as amended by this Fourth Supplemental Indenture and giving effect to the amendments and waivers set forth in Article II hereof.

A.	In addition, the “Face of Security” in Exhibit 1 shall be replaced in its entirety as follows:

“[Face of Security]
Boart Longyear Management PTY Limited.

1.50% Subordinated PIK Notes due 2022

[Initially] $                plus all PIK Interest
added to the principal amount hereof
[If the Note is a Global Note, include the following:
and as such amounts may otherwise be
revised by the Schedule of Increases or
Decreases in [Global Security]
[Regulation S Temporary Global Security]

CUSIP No. _____________
ISIN No. _____________
Certificate No. _____________

Boart Longyear Management Pty Limited (ABN 38 123 283 545), a corporation incorporated under the laws of the Commonwealth of Australia, promises to pay to Cede & Co., or registered assigns, the principal sum of $88,881,650 U.S. dollars, plus all PIK Interest added to the principal amount hereof [If this Security is a Global Security, add the following: and as such amount may otherwise be revised by the Schedule of Increases or Decreases in [Global Security][Regulation S Temporary Global Security attached hereto]], on December 31, 2022 (the “Stated Maturity”).

Interest Payment Dates: March 31, June 30, September 30 and December 31

Record Dates: March 15, June 15, September 15 and December 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.”

B.	The Schedule of Increases or Decreases in Global Security in Exhibit 1 shall be replaced in its entirety as follows:

“[INSERT IN EACH GLOBAL SECURITY (OTHER THAN ANY REGULATION S TEMPORARY GLOBAL SECURITY):]

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $________. The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, or increase (including for PIK Payments) or decrease in the principal amount of this Global Security, have been made:

Date of Exchange or Increase/Decrease	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[INSERT IN EACH REGULATION S TEMPORARY GLOBAL SECURITY:]

SCHEDULE OF INCREASES OR DECREASES IN THE REGULATION S TEMPORARY GLOBAL SECURITY

The initial outstanding principal amount of this Regulation S Temporary Global Security is $________. The following exchanges of a part of this Regulation S Temporary Global Security for an interest in another Global Security, or exchanges of a part of another Restricted Global Security for an interest in this Regulation S Temporary Global Security, or increase (including for PIK Payments) or decrease in the principal amount of this Regulation S Temporary Global Security, have been made:

Date of Exchange or Increase/Decrease	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

C.	Paragraph 1 in Exhibit 1 shall be replaced in its entirety as follows:

“Interest

Boart Longyear Management Pty Limited (ABN 38 123 283 545), a corporation incorporated under the laws of the Commonwealth of Australia (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The first Interest Payment Date shall be September 30, 2017.  Interest on the Securities will be paid entirely by capitalizing accrued and unpaid interest on each Interest Payment Date and adding the same to the principal amount of the Securities then outstanding (“PIK Interest”). Following an increase in the principal amount of the Securities as a result of a PIK Payment, this Security will bear interest on such increased principal amount from and after the date of such PIK Payment. Unless the context requires otherwise, references to Securities or the “principal” or the “principal amount” of Securities, including for purposes of calculating any redemption price or redemption amount, include any increase in the principal amount of the Securities as a result of a PIK Payment.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. On the Stated Maturity, the Issuer shall pay the entire aggregate principal amount of the outstanding Securities and all accrued and unpaid interest thereon, in each case, solely in cash.

Upon the occurrence of an Event of Default under Section 6.01(1) or (6) of the Indenture, the entire aggregate principal amount of the outstanding Securities (and any overdue payments of principal, premium and interest) shall bear interest at a rate per annum that is 1.0% above the then applicable interest rate on the Securities so long as such Event of Default remains unwaived.

Notwithstanding anything to the contrary, (a) the payment of any accrued and unpaid interest in connection with any redemption or repurchase of Securities pursuant to Article III  of the Indenture, Section 4.06 of the Indenture and/or Section 4.09 of the Indenture, as applicable, (b) the payment of any accrued and unpaid interest on the Stated Maturity and (c) the payment of any accrued and unpaid interest upon any acceleration of the Securities shall, in each case of clauses (a), (b) and (c), be made solely in cash.

If the due date for any payment in respect of any Securities is not a Business Day, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day, and will not be entitled to any further interest or other payment as a result of any such delay.”

D.	Paragraph 2 in Exhibit 1 shall be replaced in its entirety as follows:

“Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest), if any, to the Persons who are registered Holders of Securities at the close of business on the December 15, March 15, June 15 and September 15 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Securities will be payable as to principal, premium, if any, and interest (other than PIK Interest, which is payable as described above) at the office or agency of the Issuer maintained for such purpose; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest (other than PIK Interest, which is payable as described above) and premium, if any, on all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in U.S. dollars.”

E.	Paragraph 9 in Exhibit 1 shall be replaced in its entirety as follows:

“Denominations, Transfer, Exchange

The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of Securities or during the period between a record date and the corresponding Interest Payment Date.”

F.	Paragraph 20 in Exhibit 1 shall be replaced in its entirety as follows:

“THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Boart Longyear Management Pty Limited
2570 West 1700 South
Salt Lake City, Utah 84104
Attention: General Counsel

G.	Paragraph 21 shall be added to Exhibit 1 in its entirety as follows:

“Subordination

The Securities shall be subordinated to the extent set forth in Article 12 and Article 13 of the Indenture.  To the extent provided in the Indenture, Designated Senior Indebtedness must be paid before the Securities may be paid. The Issuer agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect thereto and appoints the Trustee as attorney-in-fact for such purpose.”

ARTICLE V

MISCELLANEOUS

SECTION 5.1. NO ADDITIONAL RESPONSIBILITIES ASSUMED BY THE TRUSTEE.

Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fourth Supplemental Indenture.  This Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.  The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Issuer and not of the Trustee.

SECTION 5.2. GOVERNING LAW.

THIS FOURTH SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.3. COUNTERPART ORIGINALS.

The parties may sign any number of copies of this Fourth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 5.4. HEADINGS.

The section headings are for convenience only and shall not affect the construction hereof.

SECTION 5.5. ENTIRE AGREEMENT.

This Fourth Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

SECTION 5.6. SUCCESSORS.

This Fourth Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

SECTION 5.7. SEVERABILITY.

In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

[signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

ISSUER:

Executed in accordance with section 127 of the Corporations Act 2001 by BOART LONGYEAR MANAGEMENT PTY LIMITED

By:
	Name:	Jeffrey Olsen
	Title:	Director

By:
	Name:	Fabrizio Rasetti
	Title:	Director/Secretary

[Fourth Supplemental Indenture]

GUARANTORS:

BOART LONGYEAR LIMITED
Executed in accordance with section 127 of the Corporation Act 2001 by BOART LONGYEAR LIMITED

By:
	Name:	Jeffrey Olsen
	Title:	Director

By:
	Name:	Fabrizio Rasetti
	Title:	Director/Secretary

BOART LONGYEAR AUSTRALIA PTY LIMITED
Executed in accordance with section 127 of the Corporation Act 2001 by BOART LONGYEAR AUSTRALIA PTY LIMITED

By:
	Name:	Jeffrey Olsen
	Title:	Director

By:
	Name:	Fabrizio Rasetti
	Title:	Director/Secretary

VOTRAINT NO. 1609 PTY LIMITED
Executed in accordance with section 127 of the Corporation Act 2001 by VOTRAINT NO. 1609 PTY LIMITED

By:
	Name:	Jeffrey Olsen
	Title:	Director

By:
	Name:	Fabrizio Rasetti
	Title:	Director/Secretary

[Fourth Supplemental Indenture]

BOART LONGYEAR CHILE LIMITADA

By:
	Name:	Fabrizio Rasetti
	Title:	Authorized Representative

By:
	Name:	Juan Pablo Glaessner Piccone
	Title:	Authorized Representative

BOART LONGYEAR COMERCIALIZADORA LIMITADA

By:
	Name:	Fabrizio Rasetti
	Title:	Authorized Representative

By:
	Name:	Juan Pablo Glaessner Piccone
	Title:	Authorized Representative

BOART LONGYEAR S.A.C.

By:
	Name:	Fabrizio Rasetti
	Title:	Director and Appointed Attorney

By:
	Name:	Juan Pablo Glaessner Piccone
	Title:	Director and Presidente

BOART LONGYEAR COMPANY
LONGYEAR HOLDINGS, INC.
LONGYEAR TM, INC.
BOART LONGYEAR MANUFACTURING AND DISTRIBUTION INC.

By:
	Name:	Fabrizio Rasetti
	Title:	President

[Fourth Supplemental Indenture]

BOART LONGYEAR MANUFACTURING CANADA LTD.

By:
	Name:	Fabrizio Rasetti
	Title:	President

LONGYEAR CANADA, ULC

By:
	Name:	Fabrizio Rasetti
	Title:	President

BOART LONGYEAR CANADA
Signed for BOART LONGYEAR CANADA by its Partners:

BOART LONGYEAR ALBERTA LIMITED

By:
	Name:	Fabrizio Rasetti
	Title:	President

LONGYEAR CANADA, ULC

By:
	Name:	Fabrizio Rasetti
	Title:	President

BOART LONGYEAR SUISSE SARL

By:
	Name:	Guillaume Dubuy
	Title:	Managing Director

By:
	Name:	Fabrizio Rasetti
	Title:	Managing Director

[Fourth Supplemental Indenture]

TRUSTEE:

DELAWARE TRUST COMPANY,
as Trustee

By:
Name:
Title:

[Fourth Supplemental Indenture]